UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

Apollo Asset Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.375% Series A Preferred Stock	AAM.PR A	New York Stock Exchange
6.375% Series B Preferred Stock	AAM.PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officer

On August 30, 2022, Apollo Asset Management, Inc. (the “Company”) announced that Byron Vielehr has been appointed Chief Operating Officer of the Company, effective September 30, 2022.

Since 2013, Byron Vielehr, 58, has been an officer at Fiserv, Inc. (“Fiserv”), a leading Payments and Fintech provider. Most recently, he was its Chief Growth Officer. Before that, he served as Fiserv’s President, Payments and Digital Solutions, after serving as its Chief Administrative Officer and as Group President, responsible for Fiserv’s core account processing business. Mr. Vielehr has a Master’s in Business Administration from the Wharton School of the University of Pennsylvania and a Bachelor of Arts in Marketing and Finance from Drexel University’s LeBow College of Business.

In respect of his service as Chief Operating Officer of the Company, Mr. Vielehr will earn an annual base salary of $650,000 and will be eligible to receive an annual discretionary bonus and other partner-level benefits. For services performed in 2022, Mr. Vielehr’s discretionary bonus will be $1,850,000. In connection with his appointment at the Company, Mr. Vielehr will receive a one-time grant of cash incentive income restricted stock units of Apollo Global Management, Inc. (“AGM”) (“performance RSUs”) with an aggregate value of $13,500,000 that will vest in three equal annual installments, subject to the receipt of sufficient performance fees and certain other terms of the award agreement and the AGM 2019 Omnibus Equity Incentive Plan. Mr. Vielehr will also receive additional one-time grants of performance RSUs in lieu of certain Fiserv compensation that he will forfeit: (1) one in the amount of up to $5,350,000 (eligible to vest upon an involuntary termination), and (2) one in the amount of $3,750,000, which awards will vest in three equal annual installments. It is anticipated that Mr. Vielehr will enter into the Company’s standard indemnification agreement for its directors and executive officers.

A copy of the press release announcing the appointment of Mr. Vielehr as Chief Operating Officer of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press release, dated August 30, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET MANAGEMENT, INC.

Date: August 30, 2022	By:	/s/ Jessica L. Lomm
Jessica L. Lomm
Vice President and Secretary